EXHIBIT 10

                        Kramer, Levin, Naftalis & Frankel
                                0919 Third Avenue
                             New York, NY 10022-3852
                                 (212) 715-9100

                                 April 24, 1997

Astra Global Investment Series
11400 West Olympic Boulevard
Suite 200
Los Angeles, California   90064

         Re:  Astra Global Investment Series

Gentlemen:

     We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 18 to Registration Statement No. 33-1474.


                               Very truly yours,


                               /s/ KRAMER, LEVIN, NAFTALIS & FRANKEL


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